UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2017

CONSOL COAL RESOURCES LP

(Exact name of registrant as specified in its charter)

Delaware	001-37456	47-3445032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive, Suite 100

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-3300

CNX Coal Resources LP

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Introductory Note

On November 28, 2017, our sponsor, CNX Resources Corporation, formerly known as CONSOL Energy Inc. (“CNX”), completed the previously announced separation of its business into two independent, publicly traded companies, a coal company, CONSOL Energy Inc., formerly known as CONSOL Mining Corporation (“CONSOL Energy”) and CNX, which will retain the natural gas exploration and production (E&P) business (the “Separation”). Following the Separation, CONSOL Energy and its subsidiaries hold coal assets previously held by CNX, including its interest in the Pennsylvania Mining Complex (the “PAMC”) and certain related coal assets, terminal operations at the Port of Baltimore and undeveloped coal reserves located in the Northern Appalachian, Central Appalachian and Illinois basins, and certain related coal assets and related liabilities, and its ownership interest in CONSOL Coal Resources LP (NYSE: CCR), formerly known as CNX Coal Resources LP (the “Partnership”), which owns a 25% undivided interest stake in the PAMC.

Item 1.01 Entry into a Material Definitive Agreement.

Credit Facility

On November 28, 2017, the Partnership and certain of its subsidiaries (collectively, the “Credit Parties”) entered into an Affiliated Company Credit Agreement (the “Credit Agreement”) by and among the Credit Parties, CONSOL Energy, as lender and administrative agent, and PNC Bank, National Association, as collateral agent (“PNC”). The Credit Agreement provides for a revolving credit facility in an aggregate principal amount of up to $275 million to be provided by CONSOL Energy, as lender. In connection with the completion of the Separation and the Partnership’s entry into the Credit Agreement, the Partnership made an initial draw of $201 million, the net proceeds of which were used to repay the Old Revolver (as defined below), to provide working capital for the Partnership following the separation and for other general corporate purposes. Additional drawings under the Credit Agreement are generally available for general partnership purposes. The Credit Agreement matures on February 27, 2023. The collateral obligations under the Credit Agreement generally mirror the Old Revolver, including the list of entities that will act as guarantors thereunder.

The obligations under Credit Agreement are guaranteed by the Partnership’s subsidiaries and secured by substantially all of the assets of the Partnership and its subsidiaries pursuant to the security agreement and various mortgages.

The Credit Agreement contains certain covenants and conditions that, among other things, limit the Partnership’s ability to incur or guarantee additional debt, make cash distributions (subject to certain limited exceptions), incur certain liens or permit them to exist, make particular investments and loans, enter into certain types of transactions with affiliates, merge or consolidate with another company, and transfer, sell or otherwise dispose of assets. The Partnership is also subject to covenants that require the Partnership to maintain certain financial ratios. For example, the Partnership is obligated to maintain at the end of each fiscal quarter (a) maximum first lien gross leverage ratio of 2.75 to 1.00 and (b) a maximum total net leverage ratio of 3.25 to 1.00, each of which will be calculated on a consolidated basis for the Partnership and its restricted subsidiaries at the end of each fiscal quarter.

The description set forth above is not complete and is subject to and qualified in its entirety by reference to the complete text of the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and the terms of which are incorporated herein by reference.

The Credit Agreement is being filed herewith solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Partnership or any of its subsidiaries or affiliates. The representations, warranties and covenants contained in the Credit Agreement are made solely for purposes of that agreement and are made as of specific dates; are solely for the benefit of the parties thereto; may be made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Partnership or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Credit Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Receivables Financing Agreement

On November 30, 2017, (1)(i) CONSOL Marine Terminals LLC, formerly known as CNX Marine Terminals LLC, as an originator of receivables, (ii) CONSOL Pennsylvania Coal Company LLC (“CONSOL Pennsylvania”), as an originator of receivables and as initial servicer of the receivables for itself and the other originators (collectively, the “Originators”), each a wholly owned subsidiary of CONSOL Energy, and (iii) CONSOL Funding LLC (the “SPV”), a Delaware special purpose entity and wholly owned subsidiary of CONSOL Energy, as buyer, entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) and (2)(i) CONSOL Thermal Holdings LLC, an indirect, wholly-owned subsidiary of the Partnership, as sub-originator (the “Sub-Originator”), and (ii) CONSOL Pennsylvania, as buyer and as initial servicer of the receivables for itself and the Sub-Originator, entered into a Sub-Originator Sale Agreement (the “Sub-Originator PSA”). In addition, on that date, the SPV entered into a Receivables Financing Agreement (the “Receivables Financing Agreement”) by and among (i) the SPV, as borrower, (ii) CONSOL Pennsylvania, as initial servicer, (iii) PNC Bank, as administrative agent, LC Bank and lender, and (iv) the additional persons from time to time party thereto as lenders. Together, the Purchase and Sale Agreement, the Sub-Originator PSA and the Receivables Financing Agreement establish the primary terms and conditions of an accounts receivable securitization program (the “Securitization”).

Pursuant to the Securitization, (i) the Sub-Originator will sell current and future trade receivables to CONSOL Pennsylvania and (ii) the Originators will sell and/or contribute current and future trade receivables (including receivables sold to CONSOL Pennsylvania by the Sub-Originator) to the SPV and the SPV will, in turn, pledge its interests in the receivables to PNC Bank, which will either make loans or issue letters of credit on behalf of the SPV. The maximum amount of advances and letters of credit outstanding under the Securitization may not exceed $100 million.

Loans under the Securitization will accrue interest at a reserve-adjusted LMIR rate equal to the one-month Eurodollar rate. Loans and letters of credit under the Securitization also will accrue a program fee and participation fee, respectively, equal to 4.00% per annum. In addition, the SPV paid certain structuring fees to PNC Capital Markets LLC and will pay other customary fees to the lenders, including a fee on unused commitments.

The SPV’s assets and credit are not available to satisfy the debts and obligations owed to the creditors of the CONSOL Energy, the Sub-Originator or any of the Originators. The Sub-Originator, the Originators and CONSOL Pennsylvania as servicer are independently liable for their own customary representations, warranties, covenants and indemnities. In addition, CONSOL Energy has guaranteed the performance of the obligations of the Sub-Originator, the Originators and CONSOL Pennsylvania as servicer, and will guarantee the obligations of any additional originators or successor servicer that may become party to the Securitization. However, neither CONSOL Energy nor its affiliates will guarantee collectability of receivables or the creditworthiness of obligors thereunder.

The Securitization contains various customary representations and warranties, covenants and default provisions which provide for the termination and acceleration of the commitments and loans under the Securitization in circumstances including, but not limited to, failure to make payments when due, breach of representation, warranty or covenant, certain insolvency events or failure to maintain the security interest in the trade receivables, and defaults under other material indebtedness.

The description of Sub-Originator’s obligations set forth above is not complete and is subject to and qualified in its entirety by reference to the complete text of the Sub-Originator PSA which is filed herewith as Exhibit 10.6 and the terms of which are incorporated herein by reference.

Amended Partnership Agreement

On November 28, 2017, in connection with the Separation, the Partnership entered into the Third Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amended Partnership Agreement”) to change the name of the Partnership to “CONSOL Coal Resources LP” from “CNX Coal Resources LP” and to delete references to the Class A Preferred Units representing limited partner interests in the Partnership, all of which have been converted into common units representing limited partner interests in the Partnership (“Common Units”), as previously disclosed.

The description set forth above is not complete and is subject to and qualified in its entirety by reference to the complete text of the Amended Partnership Agreement, a copy of which is filed herewith as Exhibit 3.2 and the terms of which are incorporated herein by reference.

Second Amendment to Pennsylvania Mine Complex Operating Agreement

On November 28, 2017, in connection with the Separation, CONSOL Pennsylvania Coal Company LLC, Conrhein Coal Company, CONSOL Thermal Holdings LLC, an indirect subsidiary of the Partnership, formerly known as CNX Thermal Holdings LLC (“CONSOL Thermal”), and the Partnership entered into the Second Amendment (the “Operating Agreement Amendment”) to the Pennsylvania Mine Complex Operating Agreement dated July 7, 2015, as amended by the First Amendment thereto, dated September 30, 2016 (the “Existing Operating Agreement”). The Operating Agreement Amendment amends the Existing Operating Agreement to permit the Partnership to enter into the Credit Agreement and to make certain other required changes.

The description set forth above is not complete and is subject to and qualified in its entirety by reference to the complete text of the Operating Agreement Amendment, a copy of which is filed herewith as Exhibit 10.2 and the terms of which are incorporated herein by reference.

First Amendment to First Amended and Restated Omnibus Agreement

On November 28, 2017, in connection with the Separation, CONSOL Coal Resources GP LLC, the general partner of the Partnership, formerly known as CNX Coal Resources GP LLC (the “General Partner”), the Partnership, CNX, CONSOL Energy and certain of its subsidiaries entered into the First Amendment (the “First Amendment to Omnibus Agreement”) to the First Amended and Restated Omnibus Agreement, dated September 30, 2016, by and among CNX, the General Partner, the Partnership and the other parties listed on Exhibit A thereto (the “Existing Omnibus Agreement”), to, among other things:

•	add CONSOL Energy as a party to the Existing Omnibus Agreement;

•	effect an assignment of all of CNX’s rights and obligations under the Existing Omnibus Agreement to CONSOL Energy and remove CNX as a party to and, except with respect to CNX’s obligations under Article II of the Existing Omnibus Agreement, eliminate all of CNX’s obligations under, the Existing Omnibus Agreement, as amended by the First Amendment to Omnibus Agreement; and

•	make certain adjustments to the indemnification obligations of the parties.

The description set forth above is not complete and is subject to and qualified in its entirety by reference to the complete text of the First Amendment to Omnibus Agreement, a copy of which is filed herewith as Exhibit 10.3 and the terms of which are incorporated herein by reference.

First Amendment to Water Supply Agreement

On November 28, 2017, in connection with the Separation, CNX Water Assets LLC (“CNX Water Assets”) and CONSOL Thermal entered into the First Amendment (the “First Amendment to Water Supply Agreement”) to the Water Supply and Services Agreement, dated July 7, 2015, by and between CNX Water Assets and CNX Thermal (the “Water Supply Agreement”) to revise and remove certain services provided under the agreement, revise the payment terms to require CNX Water Assets to deliver invoices no later than 30 days after the end of each calendar month for the water supply fees incurred during the prior calendar month, to revise the arbitration provisions applicable to the agreement and to make certain other immaterial changes.

The description set forth above is not complete and is subject to and qualified in its entirety by reference to the complete text of the First Amendment to Water Supply Agreement, a copy of which is filed herewith as Exhibit 10.4 and the terms of which are incorporated herein by reference.

First Amendment to Contract Agency Agreement

On November 28, 2017, in connection with the Separation, CONSOL Thermal, CONSOL Energy Sales Company, a subsidiary of CONSOL Energy (“CONSOL Energy Sales”), and certain other parties entered into the First Amendment to Contract Agency Agreement (the “First Amendment to Contract Agency Agreement”) to amend the terms of the Contract Agency Agreement dated July 7, 2015 (the “Contract Agency Agreement”) under which CONSOL Energy Sales acts as agent to market and sell the coal produced from the PAMC and administers the Partnership’s existing coal purchase and sale contracts. The First Amendment to Contract Agency Agreement amends the Contract Agency Agreement to remove from the terms of the Contract Agency Agreement certain contracts and parties that pertain to operations of CNX related to natural gas sales.

The description set forth above is not complete and is subject to and qualified in its entirety by reference to the complete text of the First Amendment to Contract Agency Agreement, a copy of which is filed herewith as Exhibit 10.5 and the terms of which are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on July 7, 2015, the Partnership, as borrower, and certain subsidiaries of the Partnership, as guarantors, entered into a credit agreement for a $400 million revolving credit facility with PNC, as administrative agent, and other lender parties thereto (the “Old Revolver”). On November 28, 2017, in connection with the Separation, the Partnership paid all fees and other amounts outstanding under the Old Revolver and terminated the Old Revolver and the related loan documents. Other than in respect of the Old Revolver and the Credit Agreement, neither the Partnership nor any of its affiliates has any material relationship with PNC. There were no material prepayment fees or termination penalties in connection with the termination of the Old Revolver.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The response to Item 1.01 under the subheading “Credit Agreement” is incorporated herein by reference to this Item 2.03.

Item 5.01 Changes in Control of Registrant.

The information set forth under “Introductory Note” is incorporated herein by reference to this Item 5.01.

CONSOL Energy’s Control of the Partnership

In connection with the Separation, CONSOL Energy now controls the Partnership through its direct or indirect ownership of 5,006,496 Common Units, 11,611,067 of the Partnership’s Subordinated Units, 100% of the Partnership’s incentive distribution rights and its 1.7% general partner interest (reflecting 100% of the general partner units) of the Partnership. Prior to the Separation, CNX effectively controlled the Partnership.

CONSOL Energy’s Credit Agreement

Additionally, on November 28, 2017, CONSOL Energy entered into a new revolving credit facility (the “CONSOL Energy Credit Agreement”) in connection with the Separation. Pursuant to the CONSOL Energy Credit Agreement and related collateral agreements (collectively, the “CONSOL Energy Bank Loan Documents”), CONSOL Energy has pledged its ownership interests in the General Partner to the lenders under the CONSOL Energy Credit Agreement. If CONSOL Energy defaults on any of its obligations under the CONSOL Energy Bank Loan Documents, the lenders could exercise their rights under the CONSOL Energy Bank Loan Documents, which could potentially result in a future change of control of the Partnership.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2017, in connection with the Separation, Messrs. Nicholas J. DeIuliis and Stephen W. Johnson resigned as directors of the General Partner.

CONSOL Energy, the sole member of the General Partner, appointed Kurt R. Salvatori and Deborah J. Lackovic as members of the board of directors of the General Partner to fill the vacancies created by the resignations of Messrs. DeIuliis and Johnson, effective November 29, 2017.

Mr. Salvatori, age 48, currently serves as the Chief Administrative Officer of CONSOL Energy. Mr. Salvatori has served as Vice President of Administration of CONSOL Pennsylvania Coal Company since January 1, 2017. Previously Mr. Salvatori served as Vice President of Shared Services for CNX from 2016 to January 2017, and prior to that as Vice President of Human Resources from September 2011 to June 2016. Mr. Salvatori joined CNX in April 1992 and held numerous positions at CNX and CNX Gas Corporation, including Director of Human Resources from April 2006 to September 2011, Manager of Human Resources from January 2005 to April 2006, and Supervisor of Retirement and Investment Plans from April 2002 to January 2005.

Ms. Lackovic, age 45, currently serves as the Director of Benefits of CONSOL Energy. Since January 2005, Ms. Lackovic has served in various supervisory roles of increasing responsibility within human resources at CNX, most recently as the General Manager of Compensation and Benefits, a position she held from December 2012 until being promoted to Director of Benefits in September 2017. She joined the Accounting Department of CNX in May 1996, where she served in positions of increasing responsibility and was promoted to Manager Financial Reporting in June 2002, a position she served in until December 2004. Prior to joining CNX, Ms. Lackovic worked at Deloitte from September 1994 to April 1996.

Neither Mr. Salvatori nor Ms. Lackovic are party to any (a) arrangement or understanding regarding their appointment as a director nor do they have any family relationships with any director, executive officer or person nominated or chosen by CONSOL Energy to become a director or executive officer of the General Partner or (b) transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Likewise neither Mr. Salvatori nor Ms. Lackovic have entered into any material plan, contract, arrangement or amendment in connection with their appointment as a director of the General Partner.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Partnership filed a Certificate of Amendment (the “Certificate Amendment”) to its Certificate of Limited Partnership with the Secretary of State of the State of Delaware to change the Partnership’s name from “CNX Coal Resources LP” to “CONSOL Coal Resources LP,” effective November 28, 2017. The Partnership also changed the ticker symbol of the Common Units on the New York Stock Exchange to “CCR,” which became effective upon the commencement of trading on November 28, 2017. Along with the ticker symbol change, the Common Units have been assigned a new CUSIP number of 20855T 100.

The description set forth above is not complete and is subject to and qualified in its entirety by reference to the complete text of Certificate Amendment, a copy of which is filed herewith as Exhibit 3.1 and the terms of which are incorporated herein by reference.

The response to Item 1.01 under the subheading “Amended Partnership Agreement” is incorporated herein by reference to this Item 5.03.

Item 8.01 Other Events.

In connection with the Separation, the Partnership changed its address to CNX Center, 1000 CONSOL Energy Drive, Suite 100, Canonsburg, Pennsylvania 15317 and its phone number to (724) 485-3300.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

3.1	Certificate of Amendment to Amended and Restated Certificate of Limited Partnership of CONSOL Coal Resources LP, dated November 28, 2017

3.2	Third Amended and Restated Agreement of Limited Partnership of CONSOL Coal Resources LP, dated November 28, 2017

10.1	Affiliated Company Credit Agreement, dated November 28, 2017, by and among CONSOL Coal Resources LP, certain of its affiliates party thereto, CONSOL Energy Inc. and PNC Bank, National Association

10.2	Second Amendment to the Pennsylvania Mine Complex Operating Agreement, dated November 28, 2017, by and among CONSOL Pennsylvania Coal Company LLC, Conrhein Coal Company, CONSOL Thermal Holdings LLC and CONSOL Coal Resources LP

10.3	First Amendment to the First Amended and Restated Omnibus Agreement, dated November 28, 2017, by and among CONSOL Coal Resources LP, CONSOL Coal Resources GP LLC, CNX Resources Corporation and the other parties thereto

10.4	First Amendment to Water Supply and Services Agreement, dated November 28, 2017, by and between CNX Water Assets LLC and CONSOL Thermal Holdings LLC

10.5	First Amendment to Contract Agency Agreement, dated November 28, 2017, by and among CONSOL Thermal Holdings LLC, CONSOL Energy Sales Company and the other parties thereto

10.6	Sub-Originator Sale Agreement, dated as of November 30, 2017, by and between CONSOL Thermal Holdings LLC and CONSOL Pennsylvania Coal Company LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL COAL RESOURCES LP

By:	CONSOL Coal Resources GP LLC, its general partner

By:	/s/ Martha A. Wiegand
Martha A. Wiegand
General Counsel and Secretary

Dated: December 4, 2017